UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 8, 2011

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042

www.northropgrumman.com

(Address of principal executive offices and internet site)

(703) 280-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2011, Northrop Grumman Corporation (the “Company”) entered into two senior unsecured credit facilities (the “Facilities”) in an aggregate principal amount of $2.0 billion. The Facilities consist of (i) a five-year revolving credit facility in an aggregate principal amount of $1.5 billion under a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Agreement”) among the Company, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent, an Issuing Bank and a Swingline Lender; and Citibank, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Syndication Agents, and (ii) a 364-day revolving credit facility in an aggregate principal amount of $0.5 billion under a 364-Day Credit Agreement (the “364-Day Agreement” and, together with the Second Amended and Restated Agreement, the “Credit Agreements”) among the Company, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and Citibank, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Syndication Agents.

The Second Amended and Restated Agreement amends the Company’s existing $2.0 billion five-year credit facility under the Amended and Restated Credit Agreement dated as of August 10, 2007 (the “Amended and Restated Credit Agreement”), by reducing the aggregate principal amount available under the facility to $1.5 billion and extending the maturity date of the facility from August 10, 2012 to September 8, 2016. In addition, the Second Amended and Restated Agreement, like the existing credit facility, provides for full availability of the facility for letters of credit. The terms and conditions of the 364-Day Agreement are substantially similar to the Second Amended and Restated Agreement, except for the pricing terms, facility fees, maturity date, and letter of credit availability.

The Credit Agreements contain customary terms and conditions, including covenants substantially similar to those in the Amended and Restated Credit Agreement such as covenants restricting the Company’s ability to sell all or substantially all of its assets, merge or consolidate with another entity or undertake other fundamental changes and incur liens. The Company also cannot permit the ratio of its consolidated debt to capitalization (as set forth in the Credit Agreements) to exceed 65 percent. The Credit Agreements contain customary events of default (subject to applicable grace and notice periods), including, among others, defaults based on (1) the nonpayment of principal, interest or fees when due, (2) the failure of representations and warranties to be correct in any material respect, (3) the failure to observe or perform any other covenant or agreement contained in the applicable Credit Agreement, (4) cross-defaults with other debt resulting in the acceleration of the maturity thereof, (5) certain bankruptcy and insolvency events, (6) certain events occurring under the Employee Retirement Income Security Act, (7) events of default occurring under the Credit Agreement for the other Facility and (8) a change of control.

The foregoing description of the Credit Agreements is qualified in its entirety by reference to the Credit Agreements, which are filed as Exhibits 10.1 and 10.2 hereto. Some of the lenders under the Credit Agreements or their respective affiliates have from time to time performed various financial advisory, commercial banking, investment banking or hedging services for us, including repurchases of Northrop Grumman common stock, in the ordinary course of their respective businesses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of September 8, 2011, among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent, an Issuing Bank and a Swingline Lender; and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as Syndication Agents.

Exhibit 10.2	364-Day Credit Agreement dated as of September 8, 2011, among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as Syndication Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: September 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of September 8, 2011, among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent, an Issuing Bank and a Swingline Lender; and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as Syndication Agents.

Exhibit 10.2	364-Day Credit Agreement dated as of September 8, 2011, among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as Syndication Agents.